SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

 CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):  May 20, 2004

 SPEIZMAN INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8544	56-0901212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 701 Griffith Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices) (Zip Code)

 Mr. Paul R.M. Demmink
Chief Executive Officer and
Chief Financial Officer
701 Griffith Road
Charlotte, North Carolina 28217
(Name and Address of Agent For Service)

 (704) 559-5777
(Telephone Number, Including Area Code, of Agent for Service)

Item 3.  Bankruptcy or Receivership.

            On May 20, 2004, Speizman Industries, Inc., a Delaware corporation (the “Debtor”) and three of its domestic subsidiaries filed voluntary petitions with the United States Bankruptcy Court for the Northern District of Georgia (Case No. 04-11540) under Chapter 11 of the United States Bankruptcy Code.  At the present time the Company anticipates that it will operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with Sections 1107(a) and 1108 of Chapter 11.  The Company also announced that it is seeking immediate Bankruptcy Court approval of $1,250,000 in a debtor-in-possession (“DIP”) financing from the Company’s secured lender, SouthTrust Bank.   The Company intends to use this financing to fund its efforts to seek an orderly sale of all of the Company’s assets.

            The Company does not expect that there will be any value available for distribution to the stockholders of the Company.

            The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Petition and the motions, pleadings and papers on file with the Bankruptcy Court.

Item 5.  Other Events and Required FD Disclosure

            The Company has announced that it has been notified by Pellerin Milnor, that this party has terminated its distributorship agreement with the Company’s subsidiary, Wink Davis Equipment Co., Inc., for, among other reasons, failure by Wink Davis to pay amounts owed.

Item 7.  Financial Statements and Exhibits.

(c)   Exhibits:

Exhibt No.	Description

99.1	Speizman Press Release, dated May 20, 2004

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEIZMAN INDUSTRIES, INC.

By: /s/ Paul R. M. Demmink Paul R. M. Demmink Chief Executive Officer and Chief Financial Officer

Date:  May 20, 2004

Exhibit Index

Exhibit No.	Description

99.1	Speizman Press Release, dated May 20, 2004